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                                                                EXHIBIT 5


VORYS, SATER, SEYMOUR AND PEASE
52 East Gay Street, Post Office Box 1008, Columbus Ohio 43216-1008 Telephone (614) 464-6400, Facsimile (614) 464-6350, Telex 341348,
Cable VORYSATER

                                                Writer's Direct Dial Number
                                                (614) 464-6400


                                July 27, 1995



Board of Directors
Wendy's International, Inc.
4288 W. Dublin-Granville Rd.
Box 256
Dublin, Ohio  43017

Gentlemen:

        We are familiar with the proceedings taken and proposed to be taken by Wendy's International, Inc., an Ohio corporation (the "Company"), in connection with the addition of 4,500,000 Common Shares (the "Shares") to the Wendy's 1990 Stock Option Plan (the "Plan"), the granting of options to purchase the Shares pursuant to the Plan and the sale of the Shares upon exercise of options under the Plan.

        We have collaborated in the preparation of the registration statement on Form S-8 ("Registration Statement"), to be filed by the Company with the Securities and Exchange Commission for the purpose of registering the Shares under the Securities Act of 1933, as amended, for issuance under the Plan. In connection therewith, we have examined, among other things, such records and documents as we have deemed necessary to express the opinion hereinafter set forth.

        Based upon the foregoing, we are of the opinion that:

        1. The Company is a duly organized and legally existing corporation under the laws of the State of Ohio.

        2. When options for the purchase of not more than 4,500,000 of the Company's Common Shares have been granted to eligible employees under the Plan, such options will be legally constituted and binding obligations of the Company in accordance with their terms.

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                       Vorys, Sater, Seymour and Pease

Board of Directors
July 27, 1995
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        3.      When the Shares have been delivered by the Company upon the exercise of options under the Plan against payment of the purchase price therefor, as specified in the Registration Statement when it shall become effective, said Shares will be validly issued and outstanding, fully paid and nonassessable, assuming compliance with applicable federal and state securities laws.

        We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the reference to us in the prospectus included therein.

                                       Very truly yours,

                                       /s/ VORYS, SATER, SEYMOUR AND PEASE


                                       VORYS, SATER, SEYMOUR AND PEASE
SEB/HRN

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